UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 740-7015

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangment Of Certain Officers.

On January 31, 2008, Force Protection, Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Gordon McGilton, the Company’s Chief Executive Officer and Director.  Previously, on January 8, 2008, the Company announced Mr. McGilton’s retirement as Chief Executive Officer and Director, and its wholly-owned subsidiaries, Force Protection Industries, Inc. and Force Protection Technologies, Inc., effective  as of January 31, 2008.

The Separation Agreement provides for a lump sum payment to Mr. McGilton of sixty-thousand dollars ($60,000) on January 31, 2008, reduced by any applicable tax withholdings.  Mr. McGilton agreed to certain non-compete provisions with the Company until January 31, 2009, and confirmed his non-solicitation obligations under that certain Employment Non-Disclosure & Assignment of Inventions Agreement dated as of February 23, 2006 by and between the Company and Mr. McGilton.

A copy of the Separation Agreement is attached Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description

10.1	Separation Agreement dated as of January 31, 2008 by and between Force Protection, Inc. and Gordon McGilton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: February 4, 2008

/s/ Michael Moody
(Signature)

Name: Michael Moody
Title: Interim Chief Executive Officer and President

EXHIBIT LIST

Exhibit	Description

10.1	Separation Agreement dated as of January 31, 2008 by and between Force Protection, Inc. and Gordon McGilton